UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007

SYNTROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4322 South 49th West Avenue Tulsa, Oklahoma	74107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Company and Marathon Oil Company (“Marathon”) previously executed a Consolidation and License Agreement (the “Agreement”) dated effective January 16, 2007 requiring the Company to pay Marathon two payments of $3 million each in December of 2008 and December of 2009, totaling $6 million. The Company and Marathon agreed effective December 21, 2007 that the payment of $3,750,000 in immediately available funds to Marathon on or before December 28, 2007 shall satisfy and terminate the payment obligations described above. The Company and Marathon further agree that all other terms and conditions of the Agreement remain in effect and binding upon the parties to the Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the approved restructuring of the Company on November 13, 2007, Richard E. Edmonson, the Company’s Senior Vice President, General Counsel and Corporate Secretary will separate from the Company effective December 31, 2007. Mr. Edmonson will resign from all positions as an officer of the Company effective December 31, 2007. The Company and Mr. Edmonson have entered into a separation agreement dated December 20, 2007 which will provide Mr. Edmonson a lump sum payment on December 28, 2007 of $422,548.04 (less applicable taxes). The Board of Directors approved a grant to Mr. Edmonson of 100,000 restricted stock shares (“Restricted Stock”) of the Company’s common stock, par value $0.01 per share, which shall vest after December 20, 2007 in accordance with the following schedule:

•	Upon the execution of the Waiver and Release pursuant to the Separation Agreement dated December 20, 2007 and expiration of the revocation period, thirty-three thousand (33,000) of the shares of Restricted Stock; and

•	upon the date of closing of the financing for the construction of a fuels plant, thirty-three thousand (33,000) of the shares of Restricted Stock; and

•	upon the date of completion of start-up operations and commencement of the fuel plant’s commercial operations, the remaining thirty-four thousand (34,000) of the shares of Restricted Stock.

The Company has engaged Hall Estill Attorneys at Law to act as legal counsel to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNTROLEUM CORPORATION

Date: December 27, 2007

By: /s/ Karen L. Gallagher
Karen L. Gallagher
Senior Vice President, Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.70	Settlement of Section 2.6 of the Consolidation and License Agreement

10.71	Mr. Edmonson Separation Agreement

10.72	Mr. Edmonson Restricted Stock Award Agreement

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